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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Plan, as amended and restated on 12/8/00, of Genentech, Inc. of our report dated January 15, 2002 (except for the note titled Subsequent Event, as to which the date is February 26, 2002), with respect to the consolidated financial statements of Genentech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Palo Alto, California
April 26, 2002